ProPetro Reports Financial Results for the First Quarter of 2021
MIDLAND, TX, May 4, 2021, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the first quarter of 2021.
First Quarter 2021 and Recent Highlights
•Total revenue for the quarter was $161 million compared to $154 million for the fourth quarter of 2020.
•Net loss for the quarter was $20 million, or $0.20 per diluted share, compared to net loss of $44 million, or $0.44 per diluted share, for the fourth quarter of 2020.
•Adjusted EBITDA(1) for the quarter was $20 million compared to $24 million for the fourth quarter of 2020.
•Financial results were negatively impacted by eight days of lost revenue during extreme winter weather in Texas during February, and the Company absorbing certain operational costs, including expenses related to fleet reactivations.
•Effective utilization for the first quarter was 10.3 fleets compared to 9.6 fleets for the fourth quarter of 2020.
•Net cash provided by operating activities for the quarter of $17 million as compared to $21 million for the fourth quarter of 2020.
•Negative Free Cash Flow(2) of approximately $5 million as compared to positive Free Cash Flow of approximately $9 million for the fourth quarter of 2020.

(1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.”
(2) Free cash flow ("FCF") is a Non-GAAP financial measure and is defined as net cash flow provided from operating activities less net cash used in investing activities. During the quarter ended March 31, 2021, net cash provided by operating activities of $17 million less net cash used in investing activities of $22 million resulted in free cash flow of $(5) million. During the quarter ended December 31, 2020, net cash provided by operating activities of $21 million less net cash used in investing activities of $12 million resulted in free cash flow of $9 million.

Phillip Gobe, Chief Executive Officer, commented, “Despite challenges posed by extreme weather, our customer-focused culture once again drove our operational efficiencies to new heights through the continued strong collaboration between our teammates and customers as we began 2021. The best-in-class ProPetro operating team delivered another quarter of excellent execution at the wellhead, further proving our competitive advantage in the premier oil play in the United States, the Permian Basin.”
First Quarter 2021 Financial Summary
Revenue for the first quarter of 2021 was $161 million compared to revenue of $154 million for fourth quarter of 2020. The 5% increase was primarily attributable to increased effectively utilized fleet count, which was partially offset by approximately $16 million of lost revenue during the eight days of suspended operations during the freeze in February.
Cost of services, excluding depreciation and amortization of approximately $33 million, for the first quarter of 2021 increased slightly to $123 million from $116 million during the fourth quarter of 2020. Contributing to the increase were higher activity levels, direct labor and certain other operational costs that were not passed through to customers as a result of downtime from severe weather along with additional fleet reactivation costs.
General and administrative expense of $20 million for the first quarter of 2021 was flat with the fourth quarter of 2020. General and administrative expense, exclusive of $2 million of non-recurring items, was $18 million, or 11% of revenue, for the first quarter of 2021 compared to $15 million in the fourth quarter of 2020, or 10% of revenue. The slight increase in general and administrative expense, net of non-recurring items, of approximately $3 million was a result of an increase in certain costs, including insurance and compensation-related expenses.
Net loss for the first quarter of 2021 totaled $20 million, or $0.20 per diluted share, versus net loss of $44 million, or $0.44 per diluted share, for the fourth quarter of 2020. The fourth quarter 2020 financial results were impacted by an approximate $21 million impairment expense.
Adjusted EBITDA decreased to $20 million for the first quarter of 2021 from $24 million for the fourth quarter of 2020. The sequential decline in Adjusted EBITDA was primarily attributable to lost profitability during the extreme winter weather event in February and fleet reactivation costs, which we believe adversely impacted Adjusted EBITDA by approximately $5 million.
Liquidity and Capital Spending
As of March 31, 2021, total cash was $56 million and the Company remained debt free. Total liquidity at the end of the first quarter of 2021 was $114 million including cash and $58 million of available capacity under the Company’s revolving credit facility. As of May 3, 2021 total cash was $51 million and had no debt outstanding. Total liquidity as of May 3, 2021 was $111 million including cash and $60 million of available capacity under the Company’s revolving credit facility.
Capital expenditures incurred during the first quarter of 2021 were $32 million, $18 million of which was maintenance spending, with the remainder allocated to Tier IV DGB purchases and conversions. Capital expenditures paid (as appears in the Investing Activities section of the Statement of Cash Flows) in the first quarter were $22 million. Based on our current and projected activity levels for 2021, and consistent with prior guidance, which is highly dependent on market conditions, the Company expects full year 2021 incurred capital expenditures to be between $115 million and $130 million. Our full year incurred capital expenditure guidance includes approximately $37 million allocated to our investment in 90,000 HHP of Tier IV DGB dual-fuel equipment and the remainder mostly comprised of maintenance spending. Full Year capital expenditures paid may differ slightly due to the timing of payments.
Outlook
Mr. Gobe concluded, “As the COVID-19 vaccine rollout continues to progress, the strengthening outlook for crude oil demand has positive implications for the oilfield services sector. While we are excited to see signs of improvement in the broader economy, we remain disciplined in our approach to enhancing shareholder value. Our conservative, debt-free balance sheet, combined with our unique advantages in collaboration and wellsite execution, will continue to differentiate our Company as we move through the remainder of the year and into a multi-year recovery in the Permian Basin. Supporting this outlook is our unwavering commitment to efficient operations and sustainability in support of our customers' long-term goals. ProPetro remains positioned as a premier oilfield services partner for leading operators in the Permian Basin.”

Updated Conference Call Information
The Company will host a conference call at 8:30 AM Central Time on Wednesday, May 5, 2021 to discuss financial and operating results for the first quarter of 2021. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 10155044.
About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.
Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology (such as our DuraStim® fleets), expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of and recent declines in oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp
David Schorlemer, 432-688-0012
Chief Financial Officer
investors@propetroservices.com

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PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
REVENUE - Service revenue	$161,458	154,343	395,069
COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	123,378	115,646	300,848
General and administrative (inclusive of stock-based compensation)	20,201	19,681	24,937
Depreciation and amortization	33,478	35,445	40,205
Impairment Expense	—	21,349	16,654
Loss on disposal of assets	13,052	18,262	19,854
Total costs and expenses	190,109	210,382	402,498
OPERATING LOSS	(28,651)	(56,039)	(7,429)
OTHER INCOME (EXPENSE):
Interest expense	(176)	(174)	(1,281)
Other income (expense)	1,789	(291)	(3)
Total other income (expense)	1,613	(465)	(1,284)
LOSS BEFORE INCOME TAXES	(27,038)	(56,504)	(8,713)
INCOME TAX EXPENSE	6,663	12,393	909
NET LOSS	(20,375)	(44,111)	(7,804)

NET LOSS PER COMMON SHARE:
Basic	$(0.20)	$(0.44)	$(0.08)
Diluted	$(0.20)	$(0.44)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	101,550	100,897	100,687
Diluted	101,550	100,897	100,687

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,859	$68,772
Accounts receivable - net of allowance for credit losses of $0 and $1,497, respectively	110,386	84,244
Inventories	2,329	2,729
Prepaid expenses	7,853	11,199
Other current assets	14	782
Total current assets	176,441	167,726
PROPERTY AND EQUIPMENT - net of accumulated depreciation	866,050	880,477
OPERATING LEASE RIGHT-OF-USE ASSETS	636	709
OTHER NONCURRENT ASSETS:
Other noncurrent assets	1,656	1,827
Total other noncurrent assets	1,656	1,827
TOTAL ASSETS	$1,044,783	$1,050,739
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$108,931	$79,153
Accrued and other current liabilities	19,186	24,676
Operating lease liabilities	342	334
Total current liabilities	128,459	104,163
DEFERRED INCOME TAXES	68,677	75,340
NONCURRENT OPERATING LEASE LIABILITIES	378	465
Total liabilities	$197,514	$179,968
COMMITMENTS AND CONTINGENCIES (Note 10)
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 102,057,815 and 100,912,777 shares issued, respectively	102	101
Additional paid-in capital	831,987	835,115
Retained earnings	15,180	35,555
Total shareholders’ equity	847,269	870,771
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,044,783	$1,050,739

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,375)	$(7,804)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,478	40,205
Impairment expense	—	16,654
Deferred income tax benefit	(6,663)	(1,312)
Amortization of deferred debt issuance costs	134	135
Stock-based compensation	2,487	471
Provision for credit losses	—	4,291
Loss on disposal of assets	13,052	19,854
Changes in operating assets and liabilities:
Accounts receivable	(25,698)	(14,486)
Other current assets	325	1,138
Inventories	401	(860)
Prepaid expenses	3,383	2,920
Accounts payable	18,579	10,080
Accrued and other current liabilities	(2,095)	(9,431)
Accrued interest	—	(131)
Net cash provided by operating activities	17,008	61,724
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(22,494)	(47,290)
Proceeds from sale of assets	224	733
Net cash used in investing activities	(22,270)	(46,557)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of borrowings	—	(20,000)
Payment of finance lease obligation	—	(30)
Repayments of insurance financing	(2,037)	—
Tax withholdings paid for net settlement of equity awards	(5,614)	(456)
Net cash used in financing activities	(7,651)	(20,486)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,913)	(5,319)
CASH AND CASH EQUIVALENTS - Beginning of period	68,772	149,036
CASH AND CASH EQUIVALENTS - End of period	$55,859	$143,717

Reportable Segment Information

	Three Months Ended
	March 31, 2021			December 31, 2020
	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
($ In thousands)
Service revenue	$158,191	$3,267	$161,458	$151,418	$2,925	$154,343
Adjusted EBITDA	31,870	(11,853)	20,017	34,672	(10,896)	23,776
Depreciation and amortization	32,513	965	33,478	34,453	992	35,445
Capital expenditures	$30,023	$2,305	$32,328	$21,109	$48	$21,158

Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	March 31, 2021			December 31, 2020
	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
Net loss	$(13,675)	$(6,700)	$(20,375)	$(38,130)	$(5,981)	$(44,111)
Depreciation and amortization	32,513	965	33,478	34,453	992	35,445
Impairment expense	—	—	—	21,349	—	21,349
Interest expense	—	176	176	—	174	174
Income tax benefit	—	(6,663)	(6,663)	—	(12,393)	(12,393)
Loss on disposal of assets	13,032	20	13,052	17,000	1,261	18,262
Stock-based compensation	—	2,487	2,487	—	3,132	3,132
Other expense	—	(1,789)	(1,789)	—	291	291
Other general and administrative expense, net (1)	—	(961)	(961)	—	620	620
Severance expense	—	612	612	—	1,007	1,007
Adjusted EBITDA	$31,870	$(11,853)	$20,017	$34,672	$(10,896)	$23,776

(1) Other general and administrative expense, (net) relates to nonrecurring professional fees paid to external consultants in connection with the Company's pending SEC investigation and shareholder litigation, net of insurance recoveries.

	Three Months Ended
($ In thousands)	March 31, 2021	December 31, 2020

Cash from Operating Activities	$17,008	$21,098
Cash used in Investing Activities	(22,270)	(12,038)
Free Cash Flow	$(5,262)	$9,060